Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Preliminary – Subject to Completion V94494-TBD For Against Abstain ! ! ! ! ! ! ! ! ! KATAPULT HOLDINGS, INC. 5360 LEGACY DR. BUILDING 2, SUITE 135 PLANO, TX 75024 KATAPULT HOLDINGS, INC. 1. The Stock Issuance Proposal — A proposal to approve the issuance of Katapult Common Stock to the CCFI unitholders, CCFI MIP Holders, holders of CCFI Warrants (assuming cashless exercise before Closing), holders of CCFI Phantom Units, Aaron’s stockholders and Aaron’s MIP Holders in accordance with the terms of the Merger Agreement and the change of control resulting from the Mergers pursuant to NASDAQ Rules 5635(a) and 5635(b). 2. The 2026 Plan Proposal — A proposal to approve and adopt a customary incentive plan with terms substantially comparable to those set forth in the Katapult 2021 Plan and pursuant to which at least 9,000,000 shares of Katapult Common Stock will be authorized for issuance. 3. The Compensation Proposal — A proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid or become payable to Katapult’s named executive officers in connection with the Mergers. 4. The Adjournment Proposal — A proposal to authorize the adjournment of the Special Meeting, if determined by the Katapult Board or any committee thereof to be necessary, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal or if a quorum is not present at the Special Meeting. NOTE: In their discretion, the proxies (or their substitutes) are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors of Katapult Holdings, Inc. recommends you vote FOR the following proposals (as listed in the proxy statement/prospectus): IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KPLTSM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V94495-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com. Continued and to be signed and dated on reverse side KATAPULT HOLDINGS, INC. Special Meeting of Stockholders [TBD], 2026 [TBD] a.m. Eastern Time This proxy is solicited on behalf of the Board of Directors of Katapult Holdings, Inc. By signing this proxy card, the undersigned hereby revokes any prior proxies heretofore given with respect to matters for which proxy authority is given herein, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus of the Special Meeting of Stockholders, hereby appoints Orlando Zayas and Nancy Walsh, or either of them, as proxies, each with the full power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Katapult Holdings, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually at [TBD] a.m. Eastern Time on [TBD], 2026, at www.virtualshareholdermeeting.com/KPLTSM2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors of Katapult Holdings, Inc. for each of the proposals included herein. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy are authorized to vote in their discretion on such matters. This proxy is governed by the laws of the State of Delaware.